Exhibit 99.1

Capstone Turbine Announces $5.1 Million Registered Direct Offering

VAN NUYS, California, September 5, 2019 (ACCESSWIRE) — Capstone Turbine Corporation (www.capstoneturbine.com) (Nasdaq: CPST), the world’s leading clean technology manufacturer of microturbine energy systems, announced today that it has entered into definitive agreements with several institutional investors that provide for the purchase and sale of 10,200,000 shares of common stock, or pre-funded warrants in lieu of shares, of Capstone at a purchase price of $0.50 per share (or $0.4999 per pre-funded warrant) in a registered direct offering, resulting in total gross proceeds of $5,100,000 million. Capstone also agreed to issue to the investors unregistered warrants to purchase up to 7,650,000 shares of its common stock. The warrants have an exercise price of $0.6121 per share of common stock, will be exercisable on April 2, 2020, and will expire five years following the initial exercisability date.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The closing of the sale of the securities is expected to occur on or about September 9, 2019, subject to the satisfaction of customary closing conditions. Capstone intends to use the net proceeds from the offering for working capital and general corporate purposes.

The shares of common stock and pre-funded warrants and shares underlying the pre-funded warrants (but not the warrants issued in the private placement or the shares of common stock underlying such warrants) are being offered and sold in the registered direct offering by Capstone pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-225503), including a base prospectus, previously filed with and declared effective by the Securities and Exchange Commission (SEC) on July 18, 2018. The offering of the shares of common stock and pre-funded warrants and shares underlying the pre-funded warrants will be made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and an accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement and accompanying base prospectus may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder, and the warrants and the shares of common stock underlying the warrants have not been registered under the Act or applicable state securities laws. Accordingly, the warrants and shares of common stock underlying the warrants may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Capstone Turbine Corporation

Capstone Turbine Corporation (www.capstoneturbine.com) (Nasdaq: CPST) is the world’s leading producer of highly efficient, low-emission, resilient microturbine energy systems. Capstone microturbines serve multiple vertical markets worldwide, including natural resources, energy efficiency, renewable energy, critical power supply, transportation and microgrids. Capstone offers a comprehensive product lineup, providing scalable systems focusing on 30 kWs to 10 MWs that operate on a variety of gaseous or liquid fuels and are the ideal solution for today’s distributed power generation needs. To date, Capstone has shipped over 9,000 units to 73 countries and has saved customers an estimated $253 million in annual energy costs and 350,000 tons of carbon.

For more information about Capstone, please visit www.capstoneturbine.com. Follow Capstone Turbine on Twitter, LinkedIn, Instagram, and YouTube.

Forward-Looking Statements

This press release contains “forward-looking statements,” as that term is used in the federal securities laws, including statements regarding the registered direct offering of Capstone’s common stock, the consummation of the offering described above, the size of the offering, the expected proceeds from the offering, and the intended use of proceeds and the timing of the closing of the offering. Forward-looking statements may be identified by words such as “expects,” “believes,” “objective,” “intend,” “targeted,” “plan” and similar phrases. These forward-looking statements are subject to numerous assumptions, risks and uncertainties described in Capstone’s filings with the Securities and Exchange Commission that may cause Capstone’s actual results to be materially different from any future results expressed or implied in such statements. Capstone cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Capstone undertakes no obligation, and specifically disclaims any obligation, to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

“Capstone” and “Capstone Microturbine” are registered trademarks of Capstone Turbine Corporation. All other trademarks mentioned are the property of their respective owners.

CONTACT:          Capstone Turbine Corporation

Investor and investment media inquiries:

818-407-3628

ir@capstoneturbine.com

Integra Investor Relations

Shawn M. Severson

415-226-7747

cpst@integra-ir.com

###